Exhibit 5.1

McGuireWoods LLP
1345 Avenue of the Americas
New York, NY 10105-0106

October 19, 2007

Board of Directors
On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, New York 12065

Ladies and Gentlemen:

We have acted as counsel to On2 Technologies, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-4 (Reg. No. 333-145809) (the “Registration Statement”) filed with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of up to 38,000,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to be issued upon the consummation of the share exchange between the Company and Hantro Products Oy, as described in the Registration Statement (the “Share Exchange”).

In reaching the opinions stated in this letter, we have reviewed originals or copies of the Registration Statement, the Certificate of Incorporation, the Bylaws of the Company, resolutions adopted or to be adopted by the Board of Directors and such other documents as we have considered relevant. We have assumed that: (i) all information contained in all documents that we have reviewed is correct; (ii) all signatures on all documents that we have reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; (v) each natural person signing any document that we have reviewed had the legal capacity to do so; and (vi) each natural person signing in a representative capacity any document that we reviewed had authority to sign in such capacity.

Based upon the foregoing, it is our opinion that:

(1)	the Shares to be issued upon the consummation of the Share Exchange have been duly authorized, and

(2)	when issued in the manner described in the Registration Statement to effect the Share Exchange, the Shares will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Validity of Securities” therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinion expressed above is limited to the laws of the State of Delaware. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP